UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2007
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (315) 445-2282

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events
On January 9, 2007, Community Bank System, Inc. (the “Company”) entered into an Agreement and Plan of Merger with TLNB Financial Corp., a bank holding company headquartered in Tupper Lake, New York and the parent of The Tupper Lake National Bank, in an all-cash transaction valued at $34.75 per share, or approximately $17.6 million in the aggregate. This acquisition, which is subject to regulatory and TLNB Financial Corp. shareholder approval, is expected to close during the second quarter of 2007.
Further details are contained in the press release attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     The following Exhibit is filed as an exhibit to this Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated January 9, 2007, announcing the execution of a definitive merger agreement with TLNB Financial Corp.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

	By:	/s/ Mark E. Tryniski

Name: Mark E. Tryniski Title: President and Chief Executive Officer
Dated: January 11, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 9, 2007, announcing the execution of a definitive merger agreement with TLNB Financial Corp.